UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  July 31, 2009

PACIFIC ALLIANCE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51777	87-044584-9
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1661 Lakeview Circle
Ogden, Utah  84403
(Address of principal executive offices) (Zip Code)

801-399-3632
(Registrant’s telephone number, including area code)

___________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 26, 2009, the registrant, Pacific Alliance Corporation, a Delaware corporation “Pacific,” entered into an Exchange Agreement (the “Exchange Agreement”) with Superior Filtration Products, LLC, a Florida limited liability Company (“Superior”), and the members of Superior (“Superior Members”). A copy of the Exchange Agreement was attached as Exhibit 2.1 to a Form 8-K filed by Pacific on June 30, 2009 disclosing the execution of the Exchange Agreement.

Superior is in the business of manufacturing and marketing air filtration products. Superior offers a broad line of air filtration products and related equipment and hardware.  These products are marketed through both big box retail and independent distributor networks to the end users.  Superior began operations in January of 2008.  Superior designs, manufactures and markets a broad range of air filtration products, including (i) high-end High Efficiency Particulate Air (HEPA) filters, with at least 99.97% efficiency, and Absolute Isolation Barriers for the creation of synthesized atmospheres to control manufacturing environments and for the absolute control and containment of contaminants and toxic gases in certain manufacturing processes: (ii) mid-range filters for individual and commercial use, which fall under specifications which are categorized by efficiency ratings established by the American Society of Heating Refrigeration and Air Conditioning Engineers ("ASHRAE"); and (iii) standard-grade, low cost filters typically off-the-shelf for standard residential and commercial furnace and air conditioning applications.  The closing of the Exchange Agreement is subject to numerous conditions and there can be no assurance that the acquisition will be completed.

The Exchange Agreement provided for a closing and a termination date of July 31, 2009.  The parties have agreed to amend the Exchange Agreement to extend the closing date and the termination date to October 31, 2009.

ITEM 8.01 OTHER EVENTS

Mark A. Scharmann and David Knudson, officers and directors of Pacific, are members and affiliates of Sycamore Ventures, LLC, Series 1, a Utah limited liability company (“Sycamore”). Mr. Scharmann is the managing member of Sycamore. Sycamore has, and will, enter into various agreements with Superior which provide that Sycamore will attempt to assist Superior in the marketing of its filter and other products by referring potential customers to Superior. Such agreements have, and will, provide that Sycamore will be compensated by Superior with commissions for products actually purchased by customers who were referred to Superior by Sycamore and its members.  The commissions’ payable by Superior to Sycamore will range from 5% to 10% of the net income from products sold by Superior to the customers referred by Sycamore and its members. The payment of such commissions will be solely for actual product sales and not attributed to the sale of any securities.  Such commissions will be payable even if the Offering or the acquisition of Superior is not completed.  As members of Sycamore, Mr. Scharmann and Mr. Knudson will share in commissions actually paid to Sycamore by Superior.

Sycamore intends to assist Superior in its marketing efforts both before and after the closing of the Superior acquisition.

The relationship between Sycamore and Superior relating to commissions for product sales, may result in a conflict of interest for Mr. Scharmann and Mr. Knudson.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC ALLIANCE CORPORATION (Registrant)

Date: August 5, 2009
By:  /s/ Mark A. Scharmann
Mark A. Scharmann, President